Exhibit (h)(j)(3)

SECOND AMENDMENT TO

SECURITIES BORROWING AND SERVICES AGREEMENT

BETWEEN

PACIFIC SELECT FUND ON BEHALF OF THE

LONG/SHORT LARGE CAP PORTFOLIO

AND

STATE STREET BANK AND TRUST COMPANY

This Second Amendment (“Amendment”) dated October 1, 2012 is between Pacific Select Fund on behalf of the Long/Short Large Cap Portfolio (“Borrower”) and State Street Bank and Trust Company (“Lender”).

WHEREAS, the Borrower and Lender have entered into a Securities Borrowing and Services Agreement, dated as of April 17, 2009, as amended from time to time and as in effect on the date of this Amendment (the “Agreement”);

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender hereby agree to amend the Agreement as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. Amendments.

(a)	Section 8 (Fees and Taxes) is hereby amended by adding the following new Section 8.8:

“The Borrower shall pay Lender a Securities Lending Services Fee for financing costs associated with lending long positions to generate cash to post as collateral, which fee shall be in addition to the borrow fee set forth in Section 8.6. The Securities Lending Services Fee will be 15 basis points, applied to the balance of long positions that are on loan.”

3. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified.

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IN WITNESS WHEREOF, the parties hereby execute this Amendment, as of the date listed above, by their duly authorized officers by affixing their signatures below.

PACIFIC SELECT FUND ON BEHALF OF THE LONG/SHORT LARGE CAP PORTFOLIO

By: /s/ Howard T. Hirakawa

Name: Howard T. Hirakawa

Title: Vice President

By: /s/ Laurene E. MacElwee

Name: Laurene E. MacElwee

Title: VP & Assistant Secretary

STATE STREET BANK AND TRUST COMPANY

By: /s/ Gino L. Timperio

Name: Gino L. Timperio

Title: Senior Managing Director

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